UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 19, 2008

ESCALA GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-11988	22-2365834
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

18061 Fitch Irvine, California 92614
(Address of Principal Executive Offices) (Zip Code)

203-702-8480
(Registrant’s telephone number, including area code)

5 Francis J. Clarke Circle
Bethel, CT 06801
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THIS REPORT CONTAINS FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO SIGNIFICANT UNCERTAINTIES. THE COMPANY MAKES NO COMMITMENT TO REVISE OR UPDATE ANY FORWARD-LOOKING STATEMENTS IN ORDER TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE ANY STATEMENT IS MADE.

Item 8.01     Other Events

On September 19, 2008, the United States District Court for the Southern District of New York granted preliminary approval of the settlement of the securities class action and shareholder derivative action commenced against the Company and certain of its current and former officers and directors in May 2006.  The settlement is subject to various conditions, including notice to the class and final approval by the Court.

Under the proposed settlement of the derivative action, the Company will recover $5.5 million from insurers on behalf of certain of the named defendants on both proceedings.  The Company has also agreed to adopt certain corporate governance policies and procedures, and to pay all court-approved attorneys’ fees, up to a maximum of $925,000, together with approved expenses not to exceed $70,000.  The Company’s insurer will fund $475,000 of these amounts.

The proposed settlement of the class action litigation provides for the Company to contribute an aggregate of $6 million in cash and 4 million newly issued shares of its stock to a settlement fund for the benefit of the class; provided that if the average closing price per share on the scheduled date of distribution is less than $2, the Company will issue additional shares so that the total value of the shares issued is $8 million.  In the event the average closing price per share on the scheduled date of distribution is below $2 (and in certain other circumstances), the Company has the right to substitute cash for stock. A substantial portion of the cash contribution will be funded by insurers.

The Company’s net cash payment obligations under the proposed settlements, after taking into account recoveries, are approximately $1 million.

The settlement hearing for both proposed settlements will be held on December 2, 2008, at 4:00 p.m., before the Honorable Alvin K. Hellerstein, United States District Judge, at the United States District Court for the Southern District of New York.  The purpose of the class action settlement hearing will be to determine: (a) whether the economic terms of the settlement should be approved as fair, just, reasonable and adequate to lead plaintiff and the settlement class; (b) whether the proposed plan to distribute the settlement proceeds is fair, just, reasonable and adequate; and (c) whether the application by lead counsel for an award of attorneys’ fees and expenses should be approved and the extent of a reasonable fee.

The purpose of the hearing for the settlement of the derivative action is to determine whether the proposed settlement terms are fair, reasonable, and adequate.   The Court will also consider whether to approve plaintiffs’ counsel’s fees and reimbursement of expenses.

If approved by the Court, all claims against the Company and its current and former officers and directors asserted in this litigation will be dismissed with prejudice and without any admission of liability or wrongdoing.

The settlement agreements and related documents are available to the public at the Clerk’s Office, United States District Court for the Southern District of New York, is 500 Pearl Street, New York, NY 10007-1312. In addition, the documents may be obtained on-line through the United States Court’s PACER System, http://pacer.psc.uscourts.gov.  The case captions are In Re: Escala Group, Inc. Securities Litigation, No. 06-CV-3518 (AKH) (the class action) and In Re: Escala Group, Inc. Derivative Litigation, No. 06-CV-3902 (AKH) (the derivative action). The class action settlement documents are also available at www.escalasecuritieslitigation.com.

Item 9.01     Financial Statements and Exhibits

Exhibits.

99.1      Press Release dated September 23, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 2, 2008

ESCALA GROUP INC.

By:/s/ Carol Meltzer
		Name:	Carol Meltzer
		Title:	Executive Vice President and Chief
Administrative Officer